CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
United Dominion Realty Trust, Inc.



We consent to the incorporation by reference in the previously filed Registration Statement Form S-3 No. 33-40433, Registration Statement Form S-3 No. 33-32930, Registration Statement Form S-3 No. 33-55159, Registration Statement Form S-8 No. 33-47926, Registration Statement Form S-8 No. 33-48000, and Registration Statement Form S-8 No. 33-58201 of United Dominion Realty Trust, Inc. of our reports dated May 24, 1995, with respect to the statements of rental operations of Brittingham Square Apartments, The Manor at England Run Apartments, The Greens of Constant Friendship Apartments, The Greens at Cedar Chase Apartments, The Greens at Cross Court Apartments, The Greens at Falls Run Apartments, The Greens at Hilton Run Apartments, The Greens at Hollymead Apartments, and The Greens at Schumaker Pond Apartments for the year ended December 31, 1994, included in this Form 8-K/A, Amendment to Application or Report on Form 8-K dated June 30, 1995.




/s/ L.P. Martin & Company, P.C.

L.P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
July 14, 1995